Exhibit 99.1

Press Release

Clean Harbors Reports Financial Results

for the First Quarter of 2007

Company Meets Revenue and EBITDA Guidance;

Double-Digit Revenue Growth Driven by Site Services and Teris Acquisition

Norwell, MA — May 9, 2007 — Clean Harbors, Inc. (“Clean Harbors”) (NASDAQ: CLHB), the leading provider of environmental and hazardous waste management services throughout North America, today announced financial results for the first quarter ended March 31, 2007.

For the first quarter of 2007, Clean Harbors reported an 11 percent increase in revenue to $205.0 million from $184.5 million reported in the first quarter of 2006.  Income from operations was $10.7 million compared to $15.0 million in the first quarter of 2006, a 29 percent decline.  Net income attributable to common stockholders rose 25 percent to $3.4 million, or $0.17 per diluted share, for the first quarter of 2007 from $2.7 million, or $0.14 per diluted share, in the same period of 2006.  The Company’s provision for income taxes was $4.0 million for the first quarter of 2007, resulting in an effective tax rate of 53 percent.  The provision for income taxes included $1.2 million, or $0.06 per diluted share, related to the Company’s adoption of Financial Accounting Interpration No. 48 (“FIN 48”) “Accounting for Uncertainty in Income Taxes” in the first quarter of 2007.  Net income for the first quarter of 2006 included a charge of $8.3 million resulting from the early extinguishment of debt.

EBITDA (see description below) was $22.1 million in the first quarter of 2007 compared with $24.8 million for the quarter ended March 31, 2006.  EBITDA for the first quarter of 2007 benefited from an approximate $1.9 million environmental credit that was offset by $1.5 million in severance expenses and $350,000 in costs related to a fire at a Clean Harbors’ facility in Thorold, Ontario in February 2007.  EBITDA for the quarter also was affected by the absence of large emergency response projects and seasonality.

Comments on the First Quarter

“Clean Harbors delivered the strongest first-quarter revenues in our history as we once again generated double digit sales growth,” said Alan S. McKim, Chairman and Chief Executive Officer.  “Our results reflect the diversity of our business as contributions from our expanding Site Services segment, as well as from the Teris acquisition, drove our top-line performance.  Our revenue growth is even more impressive in light of some softness in our landfill volumes and scheduled maintenance shutdowns at six of our incinerators that greatly reduced our capacity utilization in the quarter.  Also, there was limited emergency response work in the quarter compared with $13 million in the first quarter of 2006 related to the Gulf coast clean-up efforts.”

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Financial Results

for the First Quarter of 2007

“Looking at our bottom-line performance, there were a number of variables that affected our results this quarter,” McKim said.  “Based on the decreased contributions from incinerators, landfills and emergency response, our product mix was skewed toward more lower margin business than in the comparable period in 2006.  We also incurred severance payments related to a strategic realignment of the company where we reduced our overhead across our organization by 125 employees.  Higher professional fees for accounting and tax consulting services, to comply with new accounting pronouncements, specifically FIN 48, also contributed to our lower margin in the quarter.”

Non-GAAP First-Quarter Results

Clean Harbors reports EBITDA results, which are non-GAAP financial measures, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of EBITDA achieved.  The Company defines EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and EBITDA for the first quarter of 2007 and 2006 (in thousands):

	For the three months ended:
	March 31,	March 31,
	2007	2006

Net income	$3,501	$2,805
Accretion of environmental liabilities	2,474	2,510
Depreciation and amortization	8,938	7,279
Loss on early extinguishment of debt	—	8,290
Interest expense, net	3,184	3,173
Provision for income taxes	3,974	695
Other (income) expense	(6)	30
EBITDA	$22,065	$24,782

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Financial Results

for the First Quarter of 2007

Business Outlook and Financial Guidance

“A combination of positive market trends and company initiatives reinforces our outlook for the remainder of this year,” said McKim. “We are confident that we can grow EBITDA faster than revenues.  We remain committed to our ongoing cost reduction initiatives and we are confident that the leverage that is inherent in our business model will enable us to increase our EBITDA margin in the coming quarters.”

“At the same time, a rebound from this quarter’s seasonally slow period should boost revenues, increase incineration utilization and ultimately, raise operating margins,” said McKim.  “In recent weeks, we have bid and won several large  projects, which should enhance our performance, particularly in the second half of 2007.  Also, price increases we implemented this quarter will help support our profitability growth in the coming quarters.”

“Regarding the status of the Teris integration, we are on plan and expect to see improved margins by the third quarter of this year,” McKim concluded.

Based on its first-quarter results and current market conditions, the Company expects revenue in the range of $225 million to $230 million for the second quarter of 2007.  The Company expects to generate EBITDA for the second quarter of 2007 in the range of $33 million to $36 million.  Clean Harbors also reiterated its guidance for the full year 2007.  The Company expects to increase annual revenues by 8 percent to 9 percent, and achieve annual EBITDA growth in the range of 12 percent to 13 percent.

Conference Call Information

Clean Harbors will conduct a conference call for investors to discuss the information contained in this news release today at 9:00 a.m. (ET).  On the call, Chairman, President and Chief Executive Officer Alan S. McKim and Executive Vice President and Chief Financial Officer James M. Rutledge will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the first-quarter webcast should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live conference call also can be accessed by dialing (877) 407-5790 or (201) 689-8328 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Financial Results

for the First Quarter of 2007

About Clean Harbors, Inc.

Clean Harbors, Inc. is North America’s leading provider of environmental and hazardous waste management services.  With an unmatched infrastructure of 49 waste management facilities, including nine landfills, six incineration locations and six wastewater treatment centers, the Company provides essential services to over 45,000 customers, including more than 325 Fortune 500 companies, thousands of smaller private entities and numerous federal, state and local governmental agencies.  Headquartered in Norwell, Massachusetts, Clean Harbors has more than 100 locations strategically positioned throughout North America in 36 U.S. states, six Canadian provinces, Mexico and Puerto Rico.  For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in these forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.  The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its various filings with the Securities and Exchange Commission.  Furthermore, all financial information in this press release is based on preliminary data and is subject to the final closing of the Company’s books and records.

A variety of factors beyond the control of the Company may affect the Company’s performance, including, but not limited to:

•                  The Company’s ability to successfully integrate Teris’ operations and assets into its existing network of services and disposal facilities;

•                  The Company’s ability to manage the significant environmental liabilities that it assumed in connection with the CSD and Teris acquisitions;

•                  The availability and costs of liability insurance and financial assurance required by governmental entities relating to our facilities;

•                  The effects of general economic conditions in the United States, Canada and other territories and countries where the Company does business;

•                  The effect of economic forces and competition in specific marketplaces where the Company competes;

•                  The possible impact of new regulations or laws pertaining to all activities of the Company’s operations;

•                  The outcome of litigation or threatened litigation or regulatory actions;

•                  The effect of commodity pricing on overall revenues and profitability;

•                  Possible fluctuations in quarterly or annual results or adverse impacts on the Company’s results caused by the adoption of new accounting standards or interpretations or regulatory rules and regulations;

•                  The effect of weather conditions or other aspects of the forces of nature on field or facility operations;

•                  The effects of industry trends in the environmental services and waste handling marketplace; and

•                  The effects of conditions in the financial services industry on the availability of capital and financing.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Financial Results

for the First Quarter of 2007

Any of the above factors and numerous others not listed nor foreseen may adversely impact the Company’s financial performance.  Additional information on the potential factors that could affect the Company’s actual results of operations is included in its filings with the Securities and Exchange Commission, which may be viewed on the Investor portal of the Company’s Web Page at www.cleanharbors.com.

Contact:

James M. Rutledge	Bill Geary
Executive Vice President and Chief Financial Officer	Executive Vice President and General Counsel
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5130
InvestorRelations@cleanharbors.com

Jim Buckley
Executive Vice President
Sharon Merrill Associates, Inc.
617.542.5300
clhb@investorrelations.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Financial Results

for the First Quarter of 2007

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(in thousands except per share amounts)

	For the three months ended:
	March 31,	March 31,
	2007	2006

Revenues	$205,024	$184,495
Cost of revenues	151,604	131,358
Selling, general and administrative expenses	31,355	28,355
Accretion of environmental liabilities	2,474	2,510
Depreciation and amortization	8,938	7,279
Income from operations	10,653	14,993
Other income (expense)	6	(30)
Loss on early extinguishment of debt	—	(8,290)
Interest expense, net	(3,184)	(3,173)
Income before provision for income taxes	7,475	3,500
Provision for income taxes *	3,974	695
Net income	3,501	2,805
Redemption of Series C Preferred Stock, dividends on Series B and C Preferred Stocks and accretion on Series C Preferred Stock	69	69
Net income attributable to common stockholders	$3,432	$2,736
Earnings per share:
Basic income attributable to common stockholders	$0.17	$0.14
Diluted income attributable to common stockholders	$0.17	$0.14

Weighted average common shares outstanding	19,750	19,390
Weighted average common shares outstanding plus potentially dilutive common shares	20,637	20,509

*                    Provision for income taxes for Q1 2007 and Q1 2006 includes $1,234 and $238, respectively, for expenses associated with uncertain tax positions.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Financial Results

for the First Quarter of 2007

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS

(in thousands)

	(Unaudited)
	March 31,	December 31,
	2007	2006
Current assets:
Cash and cash equivalents	$57,948	$73,550
Marketable securities	11,117	10,240
Accounts receivable, net	160,780	169,581
Unbilled accounts receivable	15,364	16,078
Deferred costs	6,899	7,140
Prepaid expenses	10,219	9,301
Supplies inventories	20,742	20,101
Deferred tax assets	9,281	9,238
Income tax receivable	151	150
Properties held for sale	7,327	7,440
Total current assets	299,828	322,819

Property, plant and equipment, net	240,727	244,126

Other assets:
Deferred financing costs	7,182	7,206
Goodwill	21,667	19,032
Permits and other intangibles, net	65,967	65,743
Investment in joint venture	—	2,208
Deferred tax assets	11,464	6,388
Other	3,781	3,286
	110,061	103,863
Total assets	$650,616	$670,808

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Financial Results

for the First Quarter of 2007

CLEAN HARBORS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS’ EQUITY

(in thousands)

	(Unaudited)
	March 31,	December 31,
	2007	2006
Current liabilities:
Uncashed checks	$6,919	$11,083
Current portion of capital lease obligations	1,193	1,391
Accounts payable	69,722	81,432
Accrued disposal costs	2,888	3,058
Deferred revenue	28,779	29,409
Other accrued expenses	42,569	53,941
Current portion of closure, post-closure and remedial liabilities	12,418	13,707
Income taxes payable	2,092	4,333
Total current liabilities	166,580	198,354
Other liabilities:
Closure and post-closure liabilities, less current portion	24,526	23,520
Remedial liabilities, less current portion	136,219	136,173
Long-term obligations, less current maturities	120,549	120,522
Capital lease obligations, less current portion	2,657	2,648
Other long-term liabilities	57,673	15,609
Accrued pension cost	755	796
Total other liabilities	342,379	299,268
Total stockholders’ equity, net	141,657	173,186
Total liabilities and stockholders’ equity	$650,616	$670,808

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com